Exhibit 10.1

[FORM OF]

CONTRIBUTION AGREEMENT

between

TEXAS PACIFIC LAND TRUST,

and

TEXAS PACIFIC LAND CORPORATION

Dated [●], 2021

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into and effective as of [●] a.m. (Central Time) on [●], 2021 (the “Effective Date”), between Texas Pacific Land Trust (the “Trust”) and Texas Pacific Land Corporation, a Delaware corporation and a wholly-owned subsidiary of the Trust (“TPL Corp”) (each, a “Party”, and collectively, the “Parties”).

WITNESS:

WHEREAS, the Trust is the sole holder of 100% of the outstanding limited liability company membership interests (the “Membership Interests”) in Texas Pacific Resources LLC, a Texas limited liability company (“TPL Holdco”);

WHEREAS, prior to the date hereof, the Trust formed TPL Corp under the terms of the General Corporation Law of the State of Delaware and contributed $1,000 to TPL Corp in exchange for all 1,000 issued and outstanding shares (the “Initial Shares”) of common stock of TPL Corp, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Trust intends to take steps to reorganize into a corporation, domiciled in the State of Delaware (the “Corporate Reorganization”);

WHEREAS, in order to effect the Corporate Reorganization, the Trust is undertaking and causing to be undertaken a series of transactions pursuant to which, among other things, (a) the Trust entered into that certain Contribution Agreement, dated [●], between (i) the Trust, (ii) the Trustees of the Trust, David E. Barry and John R. Norris III, on behalf of themselves and for their predecessors in title (the “Trustees”), and (iii) each agent, general and state agent, assistant general and state agent or successor agent or general and state agent for the Trustees (the “Trustees’ Agents”, and collectively with the Trustees and the Trust, the “Contributing Parties”), on the one hand, and TPL Holdco, on the other hand, pursuant to which the Trust and each of the other Contributing Parties contributed, granted, conveyed, assigned, transferred and delivered to TPL Holdco all of the Contributing Parties’ respective right, title and interest, in, to and under all of the properties and assets of the Trust and all other rights, obligations and liabilities of the Trust, and (b) the Trust shall, pursuant to this Agreement, contribute, grant, convey, assign, transfer and deliver to TPL Corp all of its right, title and interest to, and all responsibilities and liabilities related to and arising from, (i) the Membership Interests and (ii) all of the bank accounts, brokerage accounts, cash and cash equivalents held by the Trust (together with the Membership Interests, the “Contributed Interests”).

WHEREAS, the Common Stock has been registered with the U.S. Securities and Exchange Commission and has been approved for listing and trading on the New York Stock Exchange;

WHEREAS, the Trust is willing and desires to contribute to TPL Corp, and TPL Corp is willing and desires to accept from the Trust, the Contributed Interests on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants in this Agreement, the Parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1 Capitalized terms used in this Agreement have the meanings and are subject to the rules of construction set forth in Appendix A.

Article II
CONTRIBUTION

Section 2.1 Contribution. Subject to the terms and conditions provided for in this Agreement, the Trust hereby contributes, grants, conveys, assigns, transfers and delivers to TPL Corp, its successors and assigns, for its and their own use forever, all of the Trust’s right, title and interest to, and all responsibilities and liabilities related to and arising from, the Contributed Interests (such contribution of the Contributed Interests, the “Contribution”).

Article III
CONSIDERATION

Section 3.1 Assumption of Rights, Obligations and Liabilities. TPL Corp hereby accepts the Contribution and assumes, and agrees to be subject to, all rights, obligations and liabilities of, and arising under, the Contributed Interests to the full extent that the Trust has or has been subject heretofore.

Section 3.2 TPL Corp Bylaws. In consideration of the Contribution, TPL Corp shall adopt, immediately following the effectiveness of this Agreement, the amended and restated bylaws attached hereto as Appendix B.

Section 3.3 Share Issuance. In consideration of the Contribution and subject to the terms and conditions provided for in this Agreement, TPL Corp hereby issues to the Trust [●] shares of the Common Stock (the “TPL Corp Issued Shares”) and the Trust hereby accepts the TPL Corp Issued Shares in exchange for the Contributed Interests and agrees to be subject to all rights and obligations with respect to the TPL Corp Issued Shares.

Article IV
INDEMNIFICATION

Section 4.1 Indemnification by TPL Corp.

(a) Without limiting any other rights that a Person may have pursuant to law or any agreement or Organizational Document in effect on the Effective Date or otherwise, from the Effective Date, TPL Corp shall indemnify, defend and hold harmless (i) the Trust, (ii) each of the Trustees, (iii) the heirs, legatees, devisees, successors, assigns, executors, administrators, trustees and Representatives of each of the Trustees and (iv) each Person who is now, or has been at any time prior to the Effective Date or who was, is or becomes prior to the Effective Date, a trustee, officer, legal agent or fiduciary of the Trust, the Trustees or any of its and their Representatives (including, for the avoidance of doubt, the Trustees’ Agents), in each case, when acting in such capacity (each of the Persons in clauses (i), (ii), (iii) and (iv), an “Indemnified Person” and collectively, the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or reasonable amounts that are paid in settlement, of or directly or indirectly incurred in connection with any Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a trustee, director, officer, employee or fiduciary of the Trust or any of its Affiliates, or any of its and their Representatives (including, for the avoidance of doubt, the Trustees’ Agents), or is or was serving at the request of the Trust or any of its Affiliates as a trustee, director, officer, employee or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, this Agreement or the transactions contemplated herein and hereby, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Date and whether asserted or claimed prior to, at or after the Effective Date (“Indemnified Liabilities”), in each case to the fullest extent permitted under applicable law (and TPL Corp shall pay expenses incurred in connection therewith in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable law). TPL Corp shall not settle any Proceeding in any manner that would impose any penalty or limitation on an Indemnified Person without written consent from such Indemnified Person. The Indemnified Persons shall have authority to enter reasonable settlements of any Proceeding, and neither TPL Corp nor the Indemnified Persons will unreasonably withhold their consent to any proposed settlement. Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Effective Date), (A) the Indemnified Persons may retain legal counsel at their election, and TPL Corp shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons as promptly as statements therefor are received, and (B) TPL Corp shall use its best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 4.1(a), upon learning of any such Proceeding, shall notify TPL Corp thereof (but the failure to so notify shall not relieve a Party from any obligations that it may have under this Section 4.1(a) except to the extent such failure materially prejudices such Party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by TPL Corp under this Section 4.1(a), such Indemnified Person shall have the right to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by TPL Corp (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for TPL Corp, TPL Holdco or the Indemnified Person within the last three (3) years.

(b) TPL Corp shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ and professionals’ fees and expenses or reasonable amounts paid in settlement), such amounts to be payable in advance upon request as provided in Section 4.1(a), relating to the enforcement of such Indemnified Person’s rights under this Section 4.1 or under any law, Organizational Document or contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder.

(c) In the event that TPL Corp or any of its successors or assignees (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of TPL Corp shall assume the obligations set forth in this Section 4.1. TPL Corp shall not sell, transfer, distribute or otherwise dispose of any of its assets in a manner that would reasonably be expected to render TPL Corp unable to satisfy its obligations under this Section 4.1. The provisions of this Section 4.1 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 4.1, and their respective heirs, successors, assigns and Representatives. The rights of the Indemnified Persons under this Section 4.1 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of the Trust or TPL Corp or any of its or their Affiliates, or under any contracts or law. TPL Corp shall pay all expenses, including attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 4.1.

Article V
COVENANTS

Section 5.1 Further Assurances. In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action as the other Parties reasonably may request.

Section 5.2 Tax Covenants.

(a) The Parties agree that for U.S. federal and, to the extent permitted, for state and local Tax purposes, (i) the transactions undertaken to effect the Corporate Reorganization, including the transactions contemplated under this Agreement, will not result in a termination of the Trust’s taxable year, (ii) the Trust’s Tax attributes enumerated in Section 381(c) of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar provision of state or local law, will be taken into account by TPL Corp as if there had been no Corporate Reorganization, and (iii) the part of the Trust’s last taxable year that began before the Corporate Reorganization will be included in TPL Corp’s first taxable year that ends after the Corporate Reorganization.

(b) All sales, use, controlling interest, transfer, filing, recordation, registration and similar Taxes arising from or associated with the transactions contemplated by this Agreement other than Taxes based on income or net worth (“Transaction Taxes”), shall be borne in their entirety by TPL Corp. The Party responsible for filing Tax Returns in respect of Transaction Taxes under applicable law shall prepare and file all such Tax Returns. The Parties shall provide such certificates and other information and otherwise cooperate.

Section 5.3 Tax Treatment of the Transaction. For U.S. federal income tax purposes, and to the extent permitted for state and local income Tax purposes, the transactions to effect the Corporate Reorganization, including the transactions contemplated under this Agreement, shall be treated as part of a plan of reorganization to effect a mere change in the identity, form and place of organization of the Trust under Section 368(a)(1)(F) of the Code and the Treasury Regulations promulgated thereunder. The Parties shall not take any position inconsistent with such treatment in notices to or filings with Governmental Authorities, in audit or other Proceedings with respect to Taxes, or in other documents or notices relating to the transactions contemplated by this Agreement.

Article VI
MISCELLANEOUS

Section 6.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective Parties and their respective successors and assigns, and for the Trustees, their respective heirs, legatees, devisees, successors, assigns, executors, administrators, trustees and Representatives.

Section 6.2 Amendment. This Agreement may not be amended or modified orally and no amendment or modification shall be valid unless in writing and signed by the Parties.

Section 6.3 Rights of Third Parties. This Agreement shall not be construed to create any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right on the Contributed Interests or the TPL Corp Issued Shares or to create any express or implied rights, benefits or remedies in, of or for any persons other than the Parties, except as expressly provided with respect to the Indemnified Persons in Article IV. Any Indemnified Person under Article IV shall be an express third party beneficiary of this Agreement for the purposes of enforcing its rights pursuant to Article IV.

Section 6.4 Notices. All notices to TPL Corp shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, overnight courier or by means of electronic transmission. Any such notice sent shall be addressed as follows:

1700 Pacific Avenue Suite 2900 Dallas, TX 75201 Attention: Robert J. Packer Email: [●]	With a copy, which shall not constitute notice, to: George J. Vlahakos, Esq. 1000 Louisiana Street Suite 5900 Houston, TX 77002 Email: gvlahakos@sidley.com

Any notice to TPL Corp required hereunder shall be effective when sent if given in the manner set forth above; provided, however, that, with respect to the Trust, notice shall only be deemed to have been given upon receipt of such notice by each Trustee.

Section 6.5 Choice of Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY DISTRICT COURT OF DALLAS COUNTY IN THE STATE OF TEXAS (OR IF SUCH COURT DOES NOT HAVE JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS IN DALLAS, TEXAS) IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A TEXAS STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE PERFORMANCE THEREOF.

Section 6.6  Disclaimer of Warranties. The Trust makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, employee, agent or consultant of the Trust, any of the Trustees, or any Affiliates or Representatives of the Trust or the Trustees.

Section 6.7 Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed the day and year first above written.

TEXAS PACIFIC LAND TRUST

By:
	Name:	John R. Norris III
	Title:	Trustee

By:
	Name:	David E. Barry
	Title:	Trustee

[Signature Page to Contribution Agreement]

TEXAS PACIFIC LAND CORPORATION

By:
	Name:	[●]
	Title:	[●]

[Signature Page to Contribution Agreement]

APPENDIX A

DEFINITION OF TERMS

Introductory Note Regarding Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Except as this Agreement otherwise specifies, all references herein to any law, are references to that law (and any rules and regulations promulgated thereunder), as the same may have been amended. The word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires. The words “shall” and “will” are used interchangeably and have the same meaning. The words “this Agreement,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not any particular Section or Article in which such words appear. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends. Unless specifically provided for in this Agreement, the term “or” shall not be deemed to be exclusive. References to a Person are also to its successors and/or permitted assigns, if any. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, lawful currency of the United States.

Definitions.

“Affiliate” means, as to any specified entity, any other entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified entity. For purposes of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Code” has the meaning set forth in Section 5.2(a).

“Common Stock” has the meaning set forth in the recitals.

“Contributed Interests” has the meaning set forth in the recitals.

“Contributing Parties” has the meaning set forth in the recitals.

“Contribution” has the meaning set forth in Section 2.1.

“Corporate Reorganization” has the meaning set forth in the recitals.

“Declaration of Trust” means the Declaration of Trust, dated February 1, 1881, of the Trust.

“Effective Date” has the meaning set forth in the preamble.

Appendix

“Governmental Authority” means any federal, state, local, foreign, multi-national, supra-national, national, regional or other governmental agency, authority, administrative agency, regulatory body, commission, board, bureau, agency, officer, official, instrumentality, court or arbitral tribunal having governmental or quasi-governmental powers or any other instrumentality or political subdivision thereof.

“Indemnified Liabilities” has the meaning set forth in Section 4.1(a).

“Indemnified Persons” and “Indemnified Person” has the meaning set forth in Section 4.1(a).

“Initial Shares” has the meaning set forth in the recitals.

“Membership Interests” has the meaning set forth in the recitals.

“Organizational Document” means, with respect to any entity or trust, the legal organizational and governing documents of such entity or trust, including the declaration of trust, (including the Declaration of Trust), certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, declaration of trust, limited liability company agreement, or operating agreement.

“Parties” and “Party” have the meaning set forth in the preamble.

“Person” means any natural person, business trust, corporation, general partnership, limited partnership, limited liability company, unlimited liability corporation, proprietorship, other business organization, union, association or Governmental Authority.

“Proceeding” means any actual or threatened claim (including a claim of a violation of applicable law), action, audit, demand, litigation, suit, proceeding, investigation, grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, action, audit, demand, litigation, suit, proceeding, investigation grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Representative” means as to any Person, its officers, agents, directors, employees, counsel, accountants, financial advisers and consultants.

Appendix

“Tax” means (i) any and all federal, state, provincial, county, local or foreign taxes or levies of any kind and any and all other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real property, personal property, escheat, asset, sales, use, franchise, license, payroll, transaction, capital, capital gains, net worth, withholding, estimated, social security, utility, workers’ compensation, severance, disability, wage, employment, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, alternative or add-on minimum, stamp, documentary, recapture, business license, business organization, environmental, profits, lease, or other taxes or other charges imposed by or on behalf or payable to any Governmental Authority including tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provisions from federal, state, local or foreign applicable law, together with any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any of the foregoing (whether or not disputed) and (ii) any transferee or other secondary or non-primary liability or other obligations with respect to any item in clause (i) above, whether such liability or obligation arises by assumption, operation of law, contract, indemnity, guarantee, as a successor or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement with respect to any Tax required to be filed or actually filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“TPL Corp” has the meaning set forth in the preamble.

“TPL Corp Issued Shares” has the meaning set forth in Section 3.3.

“TPL Holdco” has the meaning set forth in the recitals.

“Transaction Taxes” has the meaning set forth in Section 5.2(b).

“Trust” has the meaning set forth in the preamble.

“Trustees” has the meaning set forth in the recitals.

“Trustees’ Agents” has the meaning set forth in the recitals.

Appendix

APPENDIX B

AMENDED AND RESTATED BYLAWS OF TPL CORP

Appendix

B-1